Exhibit 10.28

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), by and between March GL Company. (“Company”), located at Suite 400, 3400 Bayaud Avenue Denver, Colorado 80209, and Cat Campbell of Little Tree Golden llc (“Consultant”), located at 695 Joseph Circle Golden, Colorado 80403 is entered into and made effective as of the date it is executed by all hereto (the “Effective Date”). In this agreement, Company and Consultant may interchangeably be referred to herein as a “Party” or collectively, as the “Parties”.

RECITALS

A. Company desires to retain Consultant to perform the Services and provide the Deliverables (as the terms are defined below);

B. Consultant desires to perform the Services in accordance with the terms and conditions of this Agreement;

NOW THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to be bound as follows:

1. DESCRIPTION OF SERVICES.

a. Services. Consultant will provide the services (the “Services”), as well as the deliverables (the “Deliverables”), as specified in statements of work in the form set forth in Exhibit A, which may be executed by the Parties from time to time (the “Statements of Work”). Consultant shall perform all Services and develop all Deliverables in material accordance with the requirements and deadlines in each respective Statement of Work. Consultant shall, in her sole discretion, direct the means and methods of her performance of the Services and provision of the Deliverables, and Company shall not have the right to direct any such means and methods.

b. Statements of Work Changes. If Company desires to modify the Services to be performed or Deliverables to be provided under any Statement of Work, Company shall notify Consultant in writing of such modifications. Promptly following receipt of the Company’s written notice, Consultant shall submit a written change order proposal to the Company, specifying the estimate of additional charges, if any, to Company, and any expected impact the change will have on the deadlines specified in the Statement of Work. On Company’s written approval of the change order proposal, the change order proposal shall become a part of the Statement of Work. No change to any Statement of Work shall be binding on the Parties unless the change is embodied in a writing signed by an authorized representative of each Party.

2. PAYMENT. Company will pay Consultant for the Services in the amounts and as set forth in each respective Statement of Work. Unless provided otherwise in a Statement of Work, Consultant’s fees shall be invoiced by Consultant on a monthly basis and payment by Company shall be made within 15 days of receipt of the invoice. In the event that Consultant has to enforce Company’s obligation to pay Consultant the considered owed to Consultant pursuant to this Agreement and any Statement of Work, Consultant shall be entitled to recover her attorney’s fees and all litigation expenses incurred to enforce this Agreement.

3. TERM/TERMINATION.

a. Term. The Term of this Agreement and all Statements of Work shall begin on the Effective Date of this Agreement and Statement of Work and continue for 1 month with the intention of having a trial for parties to test the work relationship. At the end of this period, the Term of this agreement shall be negotiated in good faith for an additional period as decided by the parties on a monthly basis.

b. Termination for Convenience. This Agreement and all Statements of Work may be terminated for any reason (a “Termination for Convenience”) by either Party upon fifteen (15) business days written notice to the other Party (the “Termination for Convenience Notice”). Upon sending or receiving a Termination for Convenience Notice, the Parties shall continue to perform under this Agreement until the effective date of the termination. The Company shall pay Consultant for all Services performed and Deliverables provided prior to the effective date of the termination, with such amounts to be invoiced pursuant to Section 2 (Payment).

c. Termination for Default. Either Party may terminate this Agreement and all Statements of Work, or any individual Statement(s) of Work and this Agreement as it applies to such Statement(s) of Work, upon written notice to the other Party if the other Party materially breaches any condition of this Agreement, or the Statement(s) of Work being terminated, and such breach remains uncured for thirty (30) days after written notice to the breaching Party.

d. Survival. The provisions of Sections 4 through 13, as well as any other provisions of this Agreement or any Statement of Work necessary to interpret the respective rights and obligations of the Parties shall survive the termination of this Agreement or such Statement of Work. In addition, the Company shall remain obligated to pay Consultant any amounts due hereunder for Services performed or Deliverables delivered under any Statement of Work prior to the date of termination of such Statement of Work or this Agreement.

4. Relationship of Parties. It is understood by the Parties that Consultant is an independent contractor with respect to Company, and not an employee, agent, legal representative, joint venturer, or partner of Company. Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of Consultant. Consultant is responsible for paying all taxes imposed on Consultant in connection with Consultant’s performance of the Services, provision of the Deliverables, or receipt of any payments by Company. Company shall not withhold payroll, state, federal, social security, employment or any other taxes from any compensation to Consultant. Consultant shall be solely responsible for the payment of any such taxes.

5. REPRESENTATIONS AND WARRANTIES.

a. Consultant IP Representations and Warranties. Consultant represents and warrants that all Consultant IP does not and shall not contain any creative works, marks, ideas, content, materials, advertising or services that infringe on or violate any applicable law, regulation or right of a third party, including, without limitation, export laws, intellectual property laws, copyright laws, trademark laws, patent laws, or any proprietary, contract, moral, or privacy right.

b. Consultant Deliverables Representations and Warranties. Consultant represents and warrants that the Deliverables will comply in all material respects with the specifications and requirements set forth in each applicable Statement of Work. In Consultant’s sole discretion, and as Company’s sole and exclusive remedy for any deficiencies in the Services or Deliverables, Consultant shall promptly: (i) re-perform the Services or repair or replace the non-conforming Deliverables; or (ii) refund to the Company all amounts paid for such Services or Deliverables. Consultant shall not be responsible for any deficiencies in the Deliverables caused by any modification of the Deliverables made by Company or its representatives without Consultant’s consent.

с. Disclaimer of Additional Warranties. Company acknowledges that the Deliverable may include forward looking or speculative statements based on information professionally obtained by the Consultant or provided by Company. As forward-looking statements, the Deliverable will be based on projections or predictions of future events, which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the Deliverable. Forecasts and hypothetical examples are subject to uncertainty and contingencies outside Consultant’s control. Further, past performance is not a reliable indication of future performance. As such, while due care has been used in the preparation of forecast information, actual results may vary in a materially positive or negative manner, and Consultant makes no representations or warranties regarding the accuracy of the Deliverable, all of which are disclaimed.

6. INDEMNIFICATION.

a. Consultant Indemnification. Consultant agrees to indemnify, defend, and hold harmless Company, its directors, officers, employees, agents and any other of Company’s representatives, and to defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including attorneys’ fees, to the extent that such action claim, demand, cause of action, debt or liability arises out of the gross negligence or willful misconduct of Consultant.

b. Company Indemnification. Company agrees to indemnify, defend, and hold harmless Consultant, her agents and any other of Consultant’s representatives, and to defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including attorneys’ fees, to the extent that such action claim, demand, cause of action, debt or liability arises out of: (i) the gross negligence or willful misconduct of the Company or any representatives of Company; or (ii) any third party’s reliance upon any Services or Deliverables provided by Consultant.

7. CONFIDENTIALITY. Consultant agrees that it shall (a) hold in strict confidence and not disclose to any third party any Confidential Information (as defined below), except as approved in writing by Company, and (b) use Confidential Information solely to provide the Services. Except as set forth in the Confidentiality and Nondisclosure Agreement (a) Neither party shall be liable to the other for any special, indirect, incidental, consequential, exemplary or punitive damages arising under or in connection with this agreement, even if such party has been advised of the possibility of such damages; and (b) Consultant’s total aggregate liability to Company for any matter arising from this agreement, any Statement of Work, the Services, or any Deliverable whether based upon an action or claim in contract, warranty, equity, negligence, intended conduct or otherwise (including any action or claim arising from an act or omission, negligent or otherwise, of the Consultant) will not exceed the total aggregate compensation paid to Consultant under this agreement.

a. The term “Confidential Information” shall mean all nonpublic information disclosed by Company, and/or its affiliates, subsidiaries, or parent companies, as well as its representatives, to Consultant during the Term in connection with Consultant’s provision of the Services, regardless of the manner or medium in which it was furnished. “Confidential Information” shall include, but is not limited to, Work Product, technical drawings, designs, schematics, computer software, computer code, any electronic or written documentation and algorithms, formulas, know-how, processes, ideas, inventions (whether patentable or not), patent applications, test data, works-in-progress, names and expertise of employees and consultants, business models, engineering and product development plans, promotional and marketing activities, all financial documentation and all other business affairs documentation.

8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or three (3) business days after such notice is deposited in the United States mail, postage prepaid. At the time of mailing or personal delivery, each Party shall also e-mail a copy of each notice to the e-mail addresses specified below. Such address may be changed from time to time by either Party by providing written notice to the other in the manner set forth above.

9. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

10. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

11. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

12. APPLICABLE LAW. This Agreement shall be governed, interpreted, applied, and enforced by the laws of the State of Colorado, irrespective of conflict of laws principles. Any dispute arising from or relating to, in any manner, this Agreement, any Statement of Work, the Services, or any Deliverables shall be resolved exclusively by a state or federal court located in Denver, Colorado, and each Party hereby submits to the exclusive jurisdiction of such courts and waives any objection as to venue for the purposes of any such proceeding.

13. ASSIGNMENT. No Party may assign this Agreement without the express written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

We the undersigned hereby certify that we have read this entire Agreement and agree to be bound thereby.

COMPANY		CONSULTANT

/s/ Robert B. Price	(signature)	/s/ Catherine Campbell	(signature)
April 1, 2025	(date)	April 1, 2025	(date)
Robert B. Price	(print name)	Catherine Campbell	(print name)
President	(print title)	Principal Geologist	(print title)
918-361-7000	(phone)	860-614-3694	(phone)
Robert.price@marchgl.com	(email)	Littletreegolden@gmail.com	(email)

EXHIBIT A

Form of Statement of Work

This Statement of Work is executed pursuant to the Consulting Agreement (“Agreement”) entered into between Brooks Energy Company. (the “Company”) and Cat Campbell (the “Consultant”) as of the 1st day of April 2025 (the “Effective Date”). The Agreement is incorporated herein by this reference. To the extent that there is any conflict between the terms of the Agreement and the terms of this Statement of Work, this Statement of Work will control. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.

1.	SERVICES. Consultant shall perform the following services for the Company (collectively, the “Services”): (i) Provide consulting services generally encompassing but not limited to gathering, analyzing and presenting geological and technical data and processed information which will be utilized in Company’s efforts to identify and lease or purchase land and mineral rights prospective for hydrogen exploration and other gases; (ii) Review and offer guidance on the feasibility of business model assumptions; and (iii) Act as a point of source of information and technical expertise between Company and its investors when required. Consultant shall provide a minimum of ten (10) hours of services per week unless otherwise an alternative arrangement or exception has been communicated between the Parties.

2.	DELIVERABLE. The Deliverable shall generally consist of gathered data, its processed forms, and any necessary technical analysis and its well-articulated implications for Company’s business efforts to lease and develop economic hydrogen exploration wells and related activities. It shall also include various technical maps that are to be used in Company’s internal business operations and promotional materials. The Deliverable shall be understood as a collection of materials that are alterable and that may be amended or completely changed throughout the Term of this Agreement.

3.	COMPENSATION. Company shall pay Consultant a monthly rate of $5,000 per month for Services performed by Consultant, which shall be invoiced and paid in accordance with the terms of the Agreement (the “Monthly Rate”).

4.	OUT OF POCKET EXPENSES. Consultant shall be solely responsible for the payment of all expenses associated with Consultant’s performance of the Services. Notwithstanding the foregoing, to the extent Consultant is required to travel to fulfill Consultant’s duties hereunder, the Company will reimburse Consultant for all reasonable travel expenses, provided, however, that all such expenses are: (i) approved in advance; and (ii) subsequently confirmed by invoices and receipts delivered by Consultant to Company.

5.	DATA RETENTION AND DELETION. The Consultant will destroy, and or delete, all reports, drawings, data, inventions, improvements, source code, and/or discoveries provided by the Company or in performance of work ninety (90) days after the last billing or ten (10) days of termination of this agreement whichever is first. The Company will destroy, and or delete, all reports, drawings, data, inventions, improvements, source code, and/or discoveries not derived in performance of work provided by the Consultant ninety (90) days after the last billing or ten (10) days of termination of this agreement whichever is first. Neither Consultant nor Company makes ownership claims to publicly available data and both parties may maintain data that is accessible by the public. The Consultant agrees there may be conditions under which certain data needs to be retained, such as for legal reasons or ongoing obligations.

***END OF STATEMENT OF WORK***

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IN WITNESS WHEREOF, the parties hereto have caused this Statement of Work to be executed by their duly authorized representatives on the date first above written:

COMPANY		CONSULTANT

Print Name:	Robert Price	Print Name:	Catherine Campbell
Sign Name:	/s/ Robert Price	Sign Name:	/s/ Catherine Campbell
Date:	April 1, 2025	Date:	April 1, 2025
Title:	President	Title:	Principal Geologist

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